Exhibit 99.1

SIX FLAGS                                                           NEWS
--------------------------------------------------------------------------------



FOR:          SIX FLAGS, INC.
CONTACT:      Jim Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693

KCSA          Joseph A. Mansi/ Erika Levy
CONTACTS:     (212) 896-1205/ (212) 896-1208
              jmansi@kcsa.com / elevy@kcsa.com
              ---------------   ---------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                    SIX FLAGS REPORTS ON INTERIM PERFORMANCE

                                  - - - - - - -

NEW YORK, October 14, 2004 - Six Flags, Inc. (the "Company") (NYSE: PKS) commented today on performance for its parks in the third quarter, its outlook for the full year, and its plans for 2005.

         Kieran E. Burke, Chairman and Chief Executive Officer of the Company, stated that, "unseasonably cool and wet weather in several major markets in mid-August and on some September weekends, including the hurricanes and tropical storms that hit the Southeast and the Gulf Coast, negatively affected results at a number of our parks in those periods, offsetting the benefit of the late Labor Day holiday and interrupting what had been a better performance trend in the beginning of August. We and others in the regional theme park industry have felt the effects of this adverse weather and have also continued to feel the effects of a challenging economic environment for our target audience. As a result, while there are still several important weekends remaining in our season, we now expect to achieve Adjusted EBITDA of approximately $250 - 255 million for the full year. We also expect third quarter revenues of approximately $527 million and third quarter Adjusted EBITDA of approximately $253 - 254 million."



                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131o
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                    o Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS INTERIM RESULTS
OCTOBER 14, 2004
PAGE 2


         "While we are not satisfied with our full year performance, we believe that important progress has been made on several key fronts, which we believe position the Company for significant growth in 2005," continued Mr. Burke. "We have made great strides in delivering a better quality guest experience. In-park spending has increased materially. We have put in place a strong plan for new rides and attractions for 2005, with a focus on our largest markets but including a wide array of attractions in most parks. We have established a breakthrough integrated marketing campaign, deployed on a local and national basis, which has achieved very high levels of likeability, recall and brand recognition, as confirmed by independent research. That marketing campaign, combined with the powerful capital additions, should enable us to enjoy a solid rebound in performance next year. Our performance target for next year remains $300 million in Adjusted EBITDA."

         The Company also noted that it is in compliance with all covenants in its credit arrangements, enjoys substantial liquidity and has no near-term debt maturities.

         Six Flags, Inc. is the world's largest regional theme park company.

                                    # # # # #


The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic condition (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors (including information that arises in connection with the completion of the Company's third quarter financial statements) could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's web site (www.sixflags.com) and KCSA Public Relations web site at www.kcsa.com.

SIX FLAGS REPORTS INTERIM RESULTS
OCTOBER 14, 2004
PAGE 3


         EBITDA (Modified) is defined as net income (loss), before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly extraordinary loss), minority interest in (earnings) loss, interest expense, net, amortization, depreciation and non-cash compensation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of our operating performance.

         The Company currently is in the process of preparing its third quarter 2004 financial statements and has not at this time completed its determination of certain non-operating amounts, including its income tax expense and other expense for that period. This information would be required to provide an estimate of the Company's net income for the third quarter of 2004. Because the net income information is not available, the Company has set forth in the following table a reconciliation of the expected income from operations for the quarter to the expected EBITDA (Modified) and the expected Adjusted EBITDA. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items does not affect the expected EBITDA-Based Measures presented. Expected interest expense, net for the quarter is approximately $45,000,000 and expected minority interest in earnings is approximately $26,000,000.


                                                           Three Months Ended
                                                           September 30, 2004
                                                           ------------------
                                                             (In thousands)
Income from operations                                     $         243,000
Amortization                                                             300
Depreciation                                                          37,000
Non-cash compensation (primarily selling,
 general and administrative)                                             200
                                                           ------------------
EBITDA (Modified)                                                    280,500
Third party interest in EBITDA of certain Parks (a)                  (27,000)
                                                           ------------------
Adjusted EBITDA                                            $         253,500
                                                           ==================

(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.

SIX FLAGS REPORTS INTERIM RESULTS
OCTOBER 14, 2004
PAGE 4


         The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the years ending December 31, 2004 and 2005. Therefore, a reliable estimate of its net loss for those years is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for each of 2004 and 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such years. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2004, expected interest expense
(net) is approximately $191,000,000, expected minority interest in earnings is approximately $39,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $31,375,000. For 2005, expected interest expense (net) is approximately $185,000,000 and expected minority interest in earnings is approximately $39,000,000.

                                                                     Year Ending December 31,
                                                           ------------------------------------------
                                                                    2004                  2005
                                                           -------------------    -------------------
                                                                          (In thousands)
  Income from operations                                   $ 142,850-147,850                 185,850
  Amortization                                                         1,500                   1,500
  Depreciation                                                       149,000                 156,000
  Non-cash compensation                                                  650                     650
                                                           -------------------    -------------------
  EBITDA (Modified)                                          294,000-299,000                 344,000
  Third-party interest in EBITDA of certain parks(b)                  44,000                  44,000
                                                           -------------------    -------------------
  Adjusted EBITDA                                          $ 250,000-255,000                 300,000
                                                           ===================    ===================


(b) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.